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                                                                    EXHIBIT 99.6

                 [FORM OF J. P. MORGAN SECURITIES INC. CONSENT]

The Board of Directors
Packard BioScience Company
800 Research Parkway
Meriden, Connecticut 06450

     We hereby consent to the use of the opinion letter of J.P. Morgan Securities Inc. dated July 13, 2001 to the Board of Directors of Packard BioScience Company (the "Company") included as Annex C to the joint proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 of PerkinElmer, Inc. relating to the proposed merger of the Company and a subsidiary of PerkinElmer, Inc., and to the references to such opinion in such joint proxy statement/prospectus under the caption "THE MERGER--Opinion of Packard BioScience's Financial Advisor--J.P. Morgan Securities Inc." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


[          ], 2001